Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Erin Conroy, Media, (612) 761-5928
Target Media Hotline, (612) 696-3400

Target Reports Second Quarter 2019 Earnings
Comparable Sales Increase of 3.4 Percent Drives EPS Growth of More Than 20 Percent
Company Raises Full-Year EPS Guidance by 15 Cents

•	Second quarter comparable sales grew 3.4 percent, driven by 2.4 percent traffic growth.

•	Comparable sales have grown approximately 10 percent over the last two years — the best performance in more than a decade.

•	Second quarter comparable digital channel sales grew 34 percent.

•	Same-day fulfillment services (Order Pick Up, Drive Up and Shipt) accounted for nearly 1.5 percentage points of the Company’s overall comparable sales growth.

•
Second quarter operating income of $1.324 billion was 16.9 percent higher than a year ago. Operating income margin rate improved 80 basis points compared with last year, reflecting year-over-year improvement in both gross margin and SG&A rates.

•	GAAP EPS from continuing operations and Adjusted EPS of $1.82 were up over 20 percent from last year and established new all-time highs for the Company.

•	Target now expects full-year 2019 GAAP EPS from continuing operations and Adjusted EPS of $5.90 to $6.20, compared with the prior range of $5.75 to $6.05.

•	For additional media materials, please visit:
https://corporate.target.com/article/2019/08/q2-2019-earnings

MINNEAPOLIS (August 21, 2019) - Target Corporation (NYSE: TGT) today announced its second quarter 2019 performance, including comparable sales growth of 3.4 percent driven by a 2.4 percent increase in comparable traffic. The Company reported GAAP earnings per share (EPS) from continuing operations of $1.82 in second quarter 2019, up 22.0 percent from $1.49 in second quarter 2018. Second quarter Adjusted EPS of $1.82 was 23.9 percent higher than $1.47

– more –

Target Corporation Reports Second Quarter 2019 Earnings - Page 2 of 11
in second quarter 2018. The attached tables provide a reconciliation of non-GAAP to GAAP measures. All earnings per share figures refer to diluted EPS.
Brian Cornell, chairman and CEO of Target, said “We are really pleased with our second quarter performance, which demonstrates the strength of our strategy and the durable financial model we’ve built over the last several years. By appealing to shoppers through a compelling assortment, a suite of convenience-driven fulfillment options, competitive prices and an enjoyable shopping experience, we’re increasing Target’s relevancy and deepening the relationship between our guests and our brand. Traffic and sales continue to grow while our EPS reached an all-time high, driven by the strength of our team’s execution and their focus on delivering for our guests. Because of our outstanding performance in the first half of the year and our confidence moving forward, we are increasing our guidance for full-year earnings per share.”

Third Quarter and Full-Year 2019 Guidance
For both the third quarter and second half of 2019, Target expects comparable sales growth in line with the 3.4 percent comparable sales growth the company delivered in the second quarter of 2019. For the third quarter, the Company expects both GAAP EPS from continuing operations and Adjusted EPS of $1.04 to $1.24.
For full-year 2019, Target now expects GAAP EPS from continuing operations and Adjusted EPS of $5.90 to $6.20 compared with the prior range of $5.75 to $6.05. Third quarter and full-year 2019 GAAP EPS from continuing operations may include the impact of certain discrete items which will be excluded in calculating Adjusted EPS. The Company is not currently aware of any such discrete items.

Operating Results
Total revenue of $18.4 billion increased 3.6 percent from $17.8 billion last year, reflecting sales growth combined with a 6.3 percent increase in other revenue. Second quarter sales growth of 3.6 percent reflected comparable sales growth of 3.4 percent combined with the contribution from non-mature stores. Comparable digital sales grew 34 percent, contributing 1.8 percentage points to comparable sales growth. Operating income was $1,324 million in second quarter 2019, up 16.9 percent from $1,133 million in 2018.

– more –

Target Corporation Reports Second Quarter 2019 Earnings - Page 3 of 11
Second quarter operating income margin rate was 7.2 percent in 2019, compared with 6.4 percent in 2018. Second quarter gross margin rate was 30.6 percent, compared with 30.3 percent in 2018, reflecting the benefit of merchandising efforts to optimize costs, pricing, promotions and assortment, combined with the benefit of favorable category sales mix. This favorability was partially offset by higher digital fulfillment and supply chain costs. Second quarter SG&A expense rate was 21.2 percent in 2019, compared with 21.7 percent in 2018. This improvement reflected favorability in asset impairments, timing of certain expenses and other cost savings.

Interest Expense and Taxes from Continuing Operations
The Company’s second quarter 2019 net interest expense was $120 million, compared with $115 million last year. Second quarter 2019 effective income tax rate from continuing operations was 23.0 percent, compared with 21.8 percent last year. Last year’s effective income tax rate included benefits from the resolution of certain income tax matters unrelated to current period operations.

Shareholder Returns
The Company returned $669 million to shareholders in second quarter 2019, including:

•	Dividends of $328 million, compared with $330 million in second quarter 2018, reflecting a decline in share count partially offset by a 3.2 percent increase in the dividend per share.

•	Share repurchases totaling $341 million that retired 4.3 million shares of common stock at an average price of $80.02.
At the end of the second quarter, the Company had approximately $1.0 billion of remaining capacity under its current $5 billion share repurchase program.
For the trailing twelve months through second quarter 2019, after-tax return on invested capital (ROIC) was 15.2 percent, compared with 16.0 percent for the twelve months through second quarter 2018. Excluding the discrete impacts of the Tax Cuts and Jobs Act of 2017, ROIC was 15.0 percent for the trailing twelve months ended August 3, 2019, compared with 14.2

– more –

Target Corporation Reports Second Quarter 2019 Earnings - Page 4 of 11
percent in the comparable prior-year period. See the tables of this release for additional information about the Company’s ROIC calculation.

Conference Call Details
Target will webcast its second quarter earnings conference call at 7:00 a.m. CDT today. Investors and the media are invited to listen to the call at investors.target.com (hover over “investors” then click on “events & presentations”). A telephone replay of the call will be available beginning at approximately 10:30 a.m. CDT today through the end of business on August 23, 2019. The replay number is 888-566-0623.

Miscellaneous
Statements in this release regarding third quarter and full-year 2019 earnings per share and comparable sales guidance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties which could cause the Company’s actual results to differ materially. The most important risks and uncertainties are described in Item 1A of the Company’s Form 10-K for the fiscal year ended February 2, 2019. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement.

About Target
Minneapolis-based Target Corporation (NYSE: TGT) serves guests at more than 1,800 stores and at Target.com. Since 1946, Target has given 5% of its profit to communities, which today equals millions of dollars a week. For the latest store count or for more information, visit Target.com/Pressroom. For a behind-the-scenes look at Target, visit Target.com/abullseyeview or follow @TargetNews on Twitter.

# # #

Target Corporation Reports Second Quarter 2019 Earnings - Page 5 of 11

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
(millions, except per share data) (unaudited)	August 3, 2019	August 4, 2018	Change	August 3, 2019	August 4, 2018	Change
Sales	$18,183	$17,552	3.6%	$35,584	$34,108	4.3%
Other revenue	239	224	6.3	465	450	3.4
Total revenue	18,422	17,776	3.6	36,049	34,558	4.3
Cost of sales	12,625	12,239	3.1	24,874	23,865	4.2
Selling, general and administrative expenses	3,912	3,865	1.2	7,575	7,410	2.2
Depreciation and amortization (exclusive of depreciation included in cost of sales)	561	539	4.1	1,142	1,109	3.0
Operating income	1,324	1,133	16.9	2,458	2,174	13.1
Net interest expense	120	115	4.3	246	237	3.8
Net other (income) / expense	(13)	(4)	202.0	(27)	(12)	119.7
Earnings from continuing operations before income taxes	1,217	1,022	19.1	2,239	1,949	14.9
Provision for income taxes	279	223	25.2	509	433	17.5
Net earnings from continuing operations	938	799	17.4	1,730	1,516	14.1
Discontinued operations, net of tax	—	—		3	1
Net earnings	$938	$799	17.4%	$1,733	$1,517	14.3%
Basic earnings per share
Continuing operations	$1.83	$1.50	21.9%	$3.37	$2.84	18.7%
Discontinued operations	—	—		0.01	—
Net earnings per share	$1.83	$1.50	21.9%	$3.37	$2.84	18.8%
Diluted earnings per share
Continuing operations	$1.82	$1.49	22.0%	$3.34	$2.81	18.7%
Discontinued operations	—	—		0.01	—
Net earnings per share	$1.82	$1.49	22.0%	$3.35	$2.82	18.9%
Weighted average common shares outstanding
Basic	512.1	531.7	(3.7)%	513.9	534.3	(3.8)%
Diluted	516.1	536.3	(3.8)%	517.8	538.6	(3.9)%
Antidilutive shares	—	—		—	—
Dividends declared per share	$0.66	$0.64	3.1%	$1.30	$1.26	3.2%
Note: Per share amounts may not foot due to rounding.

Target Corporation Reports Second Quarter 2019 Earnings - Page 6 of 11

TARGET CORPORATION

Consolidated Statements of Financial Position

(millions, except footnotes) (unaudited)	August 3, 2019	February 2, 2019	August 4, 2018
Assets
Cash and cash equivalents	$1,656	$1,556	$1,180
Inventory	9,122	9,497	9,112
Other current assets	1,341	1,466	1,211
Total current assets	12,119	12,519	11,503
Property and equipment
Land	6,054	6,064	6,074
Buildings and improvements	29,908	29,240	28,629
Fixtures and equipment	5,622	5,912	5,356
Computer hardware and software	2,627	2,544	2,575
Construction-in-progress	667	460	685
Accumulated depreciation	(18,866)	(18,687)	(18,147)
Property and equipment, net	26,012	25,533	25,172
Operating lease assets	2,062	1,965	1,976
Other noncurrent assets	1,373	1,273	1,345
Total assets	$41,566	$41,290	$39,996
Liabilities and shareholders’ investment
Accounts payable	$9,152	$9,761	$9,116
Accrued and other current liabilities	4,059	4,201	3,878
Current portion of long-term debt and other borrowings	1,153	1,052	1,044
Total current liabilities	14,364	15,014	14,038
Long-term debt and other borrowings	10,365	10,223	10,108
Noncurrent operating lease liabilities	2,111	2,004	2,028
Deferred income taxes	1,082	972	828
Other noncurrent liabilities	1,808	1,780	1,827
Total noncurrent liabilities	15,366	14,979	14,791
Shareholders’ investment
Common stock	43	43	44
Additional paid-in capital	6,114	6,042	5,788
Retained earnings	6,461	6,017	6,058
Accumulated other comprehensive loss	(782)	(805)	(723)
Total shareholders’ investment	11,836	11,297	11,167
Total liabilities and shareholders’ investment	$41,566	$41,290	$39,996
Common Stock Authorized 6,000,000,000 shares, $0.0833 par value; 511,335,375, 517,761,600 and 526,112,846 shares issued and outstanding at August 3, 2019, February 2, 2019, and August 4, 2018, respectively.

Preferred Stock Authorized 5,000,000 shares, $0.01 par value; no shares were issued or outstanding during any period presented.

Target Corporation Reports Second Quarter 2019 Earnings - Page 7 of 11

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Six Months Ended
(millions) (unaudited)	August 3, 2019	August 4, 2018
Operating activities
Net earnings	$1,733	$1,517
Earnings from discontinued operations, net of tax	3	1
Net earnings from continuing operations	1,730	1,516
Adjustments to reconcile net earnings to cash provided by operations
Depreciation and amortization	1,267	1,234
Share-based compensation expense	86	71
Deferred income taxes	104	129
Noncash losses / (gains) and other, net	42	99
Changes in operating accounts
Inventory	375	(515)
Other assets	64	1
Accounts payable	(731)	342
Accrued and other liabilities	(127)	(154)
Cash provided by operating activities—continuing operations	2,810	2,723
Cash provided by operating activities—discontinued operations	2	1
Cash provided by operations	2,812	2,724
Investing activities
Expenditures for property and equipment	(1,394)	(1,856)
Proceeds from disposal of property and equipment	10	15
Other investments	—	3
Cash required for investing activities	(1,384)	(1,838)
Financing activities
Additions to long-term debt	994	—
Reductions of long-term debt	(1,026)	(255)
Dividends paid	(658)	(665)
Repurchase of stock	(662)	(954)
Accelerated share repurchase pending final settlement	—	(525)
Stock option exercises	24	50
Cash required for financing activities	(1,328)	(2,349)
Net increase / (decrease) in cash and cash equivalents	100	(1,463)
Cash and cash equivalents at beginning of period	1,556	2,643
Cash and cash equivalents at end of period	$1,656	$1,180

Target Corporation Reports Second Quarter 2019 Earnings - Page 8 of 11

TARGET CORPORATION

Operating Results

	Three Months Ended		Six Months Ended
Rate Analysis (unaudited)	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Gross margin rate	30.6%	30.3%	30.1%	30.0%
SG&A expense rate	21.2	21.7	21.0	21.4
Depreciation and amortization (exclusive of depreciation included in cost of sales) expense rate	3.0	3.0	3.2	3.2
Operating income margin rate	7.2	6.4	6.8	6.3
Note: Gross margin rate is calculated as gross margin (sales less cost of sales) divided by sales. All other rates are calculated by dividing the applicable amount by total revenue. Other revenue includes $168 million and $328 million of profit-sharing income under our credit card program agreement for the three and six months ended August 3, 2019, respectively, and $167 million and $333 million for the three and six months ended August 4, 2018, respectively.

	Three Months Ended		Six Months Ended
Comparable Sales (unaudited)	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Comparable sales change	3.4%	6.5%	4.1%	4.8%
Drivers of change in comparable sales
Number of transactions	2.4	6.4	3.3	5.0
Average transaction amount	0.9	0.1	0.7	(0.3)
Note: Amounts may not foot due to rounding.

Contribution to Comparable Sales Change (unaudited)	Three Months Ended		Six Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Stores channel comparable sales change	1.5%	4.9%	2.1%	3.4%
Digital channel contribution to comparable sales change	1.8	1.5	1.9	1.3
Total comparable sales change	3.4%	6.5%	4.1%	4.8%
Note: Amounts may not foot due to rounding.

	Three Months Ended		Six Months Ended
Sales by Channel (unaudited)	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Stores originated	92.7%	94.4%	92.8%	94.6%
Digitally originated	7.3	5.6	7.2	5.4
Total	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
REDcard Penetration (unaudited)	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Target Debit Card	12.5%	13.0%	12.8%	13.2%
Target Credit Cards	10.7	10.9	10.6	10.8
Total REDcard Penetration	23.2%	23.9%	23.4%	24.0%
Note: Amounts may not foot due to rounding.

Target Corporation Reports Second Quarter 2019 Earnings - Page 9 of 11

Number of Stores and Retail Square Feet (unaudited)	Number of Stores			Retail Square Feet (a)
	August 3, 2019	February 2, 2019	August 4, 2018	August 3, 2019	February 2, 2019	August 4, 2018
170,000 or more sq. ft.	272	272	274	48,619	48,604	48,952
50,000 to 169,999 sq. ft.	1,499	1,501	1,502	188,711	188,900	189,258
49,999 or less sq. ft.	82	71	59	2,357	2,077	1,644
Total	1,853	1,844	1,835	239,687	239,581	239,854

(a)	In thousands, reflects total square feet less office, distribution center, and vacant space.

Target Corporation Reports Second Quarter 2019 Earnings - Page 10 of 11

TARGET CORPORATION

Reconciliation of Non-GAAP Financial Measures

To provide additional transparency, we have disclosed non-GAAP adjusted diluted earnings per share from continuing operations (Adjusted EPS). This metric excludes certain items presented below. We believe this information is useful in providing period-to-period comparisons of the results of our continuing operations. This measure is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). The most comparable GAAP measure is diluted earnings per share from continuing operations (GAAP EPS). Adjusted EPS should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate Adjusted EPS differently, limiting the usefulness of the measure for comparisons with other companies.

	Three Months Ended
	August 3, 2019			August 4, 2018
(millions, except per share data) (unaudited)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts	Change
GAAP diluted earnings per share from continuing operations			$1.82			$1.49	22.0%
Adjustments
Income tax matters (a)	—	—	—	—	(12)	(0.02)
Adjusted diluted earnings per share from continuing operations			$1.82			$1.47	23.9%

	Six Months Ended
	August 3, 2019			August 4, 2018
(millions, except per share data) (unaudited)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts	Change
GAAP diluted earnings per share from continuing operations			$3.34			$2.81	18.7%
Adjustments
Income tax matters (a)	—	—	—	—	(18)	(0.03)
Adjusted diluted earnings per share from continuing operations			$3.34			$2.78	20.1%
Note: Amounts may not foot due to rounding.

(a)	Represents benefits from the resolution of certain income tax matters unrelated to current period operations.

Earnings from continuing operations before interest expense and income taxes (EBIT) and earnings before interest expense, income taxes, depreciation and amortization (EBITDA) are non-GAAP financial measures which we believe provide meaningful information about our operational efficiency compared with our competitors by excluding the impact of differences in tax jurisdictions and structures, debt levels, and for EBITDA, capital investment. These measures are not in accordance with, or an alternative to, GAAP. The most comparable GAAP measure is net earnings from continuing operations. EBIT and EBITDA should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate EBIT and EBITDA differently, limiting the usefulness of the measure for comparisons with other companies.

EBIT and EBITDA	Three Months Ended			Six Months Ended
(millions) (unaudited)	August 3, 2019	August 4, 2018	Change	August 3, 2019	August 4, 2018	Change
Net earnings from continuing operations	$938	$799	17.4%	$1,730	$1,516	14.1%
+ Provision for income taxes	279	223	25.2	509	433	17.5
+ Net interest expense	120	115	4.3	246	237	3.8
EBIT	$1,337	$1,137	17.6%	$2,485	$2,186	13.6%
+ Total depreciation and amortization (a)	624	603	3.5	1,267	1,234	2.7
EBITDA	$1,961	$1,740	12.7%	$3,752	$3,420	9.7%

(a)	Represents total depreciation and amortization, including amounts classified within Depreciation and Amortization and within Cost of Sales.

Target Corporation Reports Second Quarter 2019 Earnings - Page 11 of 11

We have also disclosed after-tax return on invested capital from continuing operations (ROIC), which is a ratio based on GAAP information. We believe this metric is useful in assessing the effectiveness of our capital allocation over time. Other companies may calculate ROIC differently, limiting the usefulness of the measure for comparisons with other companies.

After-Tax Return on Invested Capital
(dollars in millions) (unaudited)
	Trailing Twelve Months
Numerator	August 3, 2019	August 4, 2018 (a)
Operating income	$4,395	$4,150
+ Net other income / (expense)	42	41
EBIT	4,437	4,191
+ Operating lease interest (b)	85	81
- Income taxes (c)(d)	937	589
Net operating profit after taxes	$3,585	$3,683

Denominator	August 3, 2019	August 4, 2018	July 29, 2017
Current portion of long-term debt and other borrowings	$1,153	$1,044	$1,365
+ Noncurrent portion of long-term debt	10,365	10,108	10,706
+ Shareholders' equity	11,836	11,167	11,055
+ Operating lease liabilities (e)	2,285	2,183	2,032
- Cash and cash equivalents	1,656	1,180	2,291
- Net assets of discontinued operations (f)	—	—	10
Invested capital	$23,983	$23,322	$22,857
Average invested capital (g)	$23,652	$23,090

After-tax return on invested capital (d)	15.2%	16.0%
After-tax return on invested capital excluding discrete impacts of Tax Act (d)	15.0%	14.2%

(a)	Consisted of 53 weeks.

(b)
Represents the add-back to operating income driven by the hypothetical interest expense we would incur if the property under our operating leases were owned or accounted for as finance leases. Calculated using the discount rate for each lease and recorded as a component of rent expense within SG&A Expenses. Operating lease interest is added back to operating income in the ROIC calculation to control for differences in capital structure between us and our competitors.

(c)
Calculated using the effective tax rates for continuing operations, which were 20.7 percent and 13.8 percent for the trailing twelve months ended August 3, 2019, and August 4, 2018, respectively. For the trailing twelve months ended August 3, 2019, and August 4, 2018, includes tax effect of $919 million and $578 million, respectively, related to EBIT, and $18 million and $11 million, respectively, related to operating lease interest.

(d)
The effective tax rate for the trailing twelve months ended August 3, 2019, and August 4, 2018, includes discrete tax benefits of $36 million and $343 million, respectively, related to the Tax Cuts and Jobs Act of 2017 (Tax Act).

(e)	Total short-term and long-term operating lease liabilities included within Accrued and Other Current Liabilities and Noncurrent Operating Lease Liabilities.

(f)	Included in Other Assets and Liabilities.

(g)	Average based on the invested capital at the end of the current period and the invested capital at the end of the comparable prior period.